                                                                   EXHIBIT 23.10

                            CONSENT OF DELTON PARKS


    I hereby consent to the reference to me under the captions "Interests of Certain Persons in the Merger" and "Business of Country Fresh--Directors and Executive Officers" in Amendment No. 1 to Suiza Foods Corporation's Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission on or about October 15, 1997.



                                                   /s/ DELTON C. PARKS


                                          --------------------------------------

                                                     Delton C. Parks


October 15, 1997